UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2015 (February 20, 2015)

KELLOGG COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Kellogg Square, Battle Creek, Michigan 49016-3599

(Address of principal executive offices) (Zip Code)

(269) 961-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Kellogg Company (the “Company”) made the following compensation determinations with respect to the Company’s named executive officers, and the Compensation Committee of the Board adopted the 2015-2017 Executive Performance Plan.

2015-2017 Executive Performance Plan. The Compensation Committee of the Board approved the 2015-2017 Executive Performance Plan (“2015-2017 EPP”) under which certain senior executives would be eligible to receive a portion of their long-term incentives in the form of performance shares based on the achievement of cash flow and relative total shareowner return targets. Awards are paid in shares at the end of the performance period, except for amounts withheld by the Company for minimum statutory withholding requirements. In addition, the independent members of the Board granted 2015-2017 EPP target awards of 57,100 shares for John Bryant; 16,700 shares for Paul Norman; 13,600 shares for Ron Dissinger; 10,400 shares for Gary Pilnick; and 8,800 shares for Alistair Hirst. Participants in the 2015-2017 EPP have the opportunity to earn between 0% and 200% of their EPP target. Dividends are not paid on unvested EPP awards. A copy of the 2015-2017 EPP is attached as Exhibit 10.1 and is incorporated in its entirety into this Item.

Option Grants. The independent members of the Board approved the following grants of stock options to named executive officers of the Company: 272,000 options for Mr. Bryant; 79,400 options for Mr. Norman; 64,800 options for Mr. Dissinger; 49,300 options for Mr. Pilnick; and 41,800 options for Mr. Hirst. The exercise price under these grants is $64.09 per share. Under the terms of the grants, the stock options vest in three equal annual installments from the anniversary of the grant date. A copy of the form of option terms and conditions for the grants is attached as Exhibit 10.2 and is incorporated in its entirety into this Item.

Item 9.01. Financial Statements and Exhibits

Exhibit 10.1.	2015-2017 Executive Performance Plan

Exhibit 10.2.	Form of Option Terms and Conditions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2015

KELLOGG COMPANY

By:	/s/ Gary H. Pilnick
Name:	Gary H. Pilnick
Title:	Senior Vice President, General Counsel, Corporate Development and Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1.	2015-2017 Executive Performance Plan.

Exhibit 10.2.	Form of Option Terms and Conditions.